SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) NOVEMBER 4, 1996

                         Commission file number 0-2258



                             SMITHFIELD FOODS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of Incorporation)


              0-2258                           52-0845861
     (Commission File Number)              (I.R.S. Employer
                                          Identification No.)


        900 Dominion Tower, 999 Waterside Drive, Norfolk, Virginia 23510
                    (Address of principal executive offices)


       Registrant's telephone number, including area code (804) 365-3000

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On November 4, 1996, Smithfield Foods, Inc. ("Smithfield Foods" or the "Company") entered into a Purchase Agreement (the "Purchase Agreement") with Lykes Bros. Inc. ("LBI"), a privately held company headquartered in Tampa, Florida, and LBI's wholly-owned subsidiaries, Sunnyland, Inc. ("Sunnyland"), Premium Pork, Inc. ("Premium") and LMJ Distribution Center, Inc. ("LMJ"), pursuant to which the Company purchased substantially all of the assets of LBI, Sunnyland, Premium and LMJ used in the business of processing, distributing and selling pork and other meat products (hereinafter referred to collectively as the "Lykes Meat Group"). Lykes Meat Group's principal facilities are four meat processing plants located at Plant City, Florida; Thomasville, Georgia; Quitman, Georgia; and Moultrie, Georgia. Lykes Meat Group also operates a distribution center in Thomasville, Georgia. Lykes Meat Group was named Lykes Meat Group, Inc. after the acquisition.

     Lykes Meat Group markets a full line of processed meats primarily in the Southern and Southeastern United States under a variety of brand names, including LYKES, SUNNYLAND, and BROOKS COUNTY.

         The closing of the transaction occurred on November 4, 1996. The purchase price paid to LBI at closing was determined pursuant to arms-length negotiations and consisted of $28.3 million in cash and the assumption of certain liabilities. The cash purchase price is subject to post-closing adjustments made on the November 4, 1996 closing balance sheet. The Company expects that the purchase price adjustment will be determined on or before February 3, 1997 and that such adjustment will not result in a material change to the purchase price.

         The Company financed the cash purchase price with borrowings under the Company's existing $255.0 million revolving credit facility.

         The meat processing plant at Moultrie, Georgia has been closed since June 1996. The Company presently intends to operate the remaining facilities of Lykes Meat Group as a separate operating subsidiary or subsidiaries of Smithfield Foods.

         The description of the transactions contemplated by the Purchase Agreement is qualified entirely by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.



                                      (1)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.
                                                             Page
     (a) Combined Financial Statements of Lykes Meat Group

         Report of Independent Certified Public
         Accountants                                           3

         Combined Balance Sheets - As of September 30, 1996
         and 1995                                              4

         Combined Statements of Operations and Parent's
         Accumulated Earnings (Deficit) in Division -
         For the years ended September 30, 1996, 1995
         and 1994                                              5

         Combined Statements of Cash Flows - For the years
         ended September 30, 1996, 1995 and 1994               6

         Notes to Combined Financial Statements              7-12

    (b) Pro Forma Consolidated Financial Statements of Smithfield Foods, Inc. and
         Subsidiaries (Unaudited)

         Pro Forma Consolidated Balance Sheet - As of
         October 27, 1996                                     13

         Pro Forma Consolidated Statement of
         Operations - For the Twenty-six Weeks Ended
         October 27, 1996                                     14

         Pro Forma Consolidated Statement of
         Operations - For the Year Ended April 28, 1996       15

         Notes to Pro Forma Consolidated Financial
         Statements                                          16-17

    (c)  Exhibit Index                                        19



                                      (2)

               Report of Independent Certified Public Accountants



To the Stockholders of
Smithfield Foods, Inc.


In our opinion, the accompanying combined balance sheets and the related combined statements of operations and parent's accumulated earnings (deficit) in division, and of cash flows present fairly, in all material respects, the combined financial position of Sunnyland, Inc., Premium Pork, Inc., LMJ Distribution Center, Inc., and the meat processing division of Lykes Bros. Inc. (collectively known as "Lykes Meat Group") at September 30, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of management of Lykes Meat Group; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




Price Waterhouse LLP
Tampa, Florida

January 6, 1997



                                      (3)

Lykes Meat Group


Combined Balance Sheets
----------------------------------------------------------------------------------------------------------------


                                                                                          September 30,
                                                                                      1996             1995
Assets
Current assets:
   Cash                                                                       $        27,139    $         2,650
   Accounts receivable less allowances of $1,216,921
    and $2,430,000                                                                  8,554,305         14,473,448
   Other receivables                                                                   57,750            110,907
   Inventories                                                                     12,034,675         14,851,259
   Prepaid expenses and other current assets                                          324,473            285,739
   Receivable from affiliates                                                         517,035          1,114,094
                                                                              ---------------    ---------------
      Total current assets                                                         21,515,377         30,838,097
                                                                              ---------------    ---------------

Property, plant and equipment:
   Land                                                                               286,975            286,975
   Land improvements                                                                1,355,206          1,279,867
   Buildings and improvements                                                      15,737,744         19,100,618
   Machinery and equipment                                                         42,253,851         41,105,249
   Construction in progress                                                           -                1,014,361
                                                                              ---------------    ---------------

                                                                                   59,633,776         62,787,070
   Less accumulated depreciation                                                  (39,142,735)       (35,256,821)
                                                                              ---------------    ---------------

      Net property, plant and equipment                                            20,491,041         27,530,249
Other assets, net                                                                     447,322          1,388,474
                                                                              ---------------    ---------------

                                                                              $    42,453,740    $    59,756,820
                                                                              ---------------    ---------------


Liabilities and Parent's Equity
  Current liabilities:
   Accounts payable                                                           $     8,569,153    $    11,515,185
   Accrued expenses and other current liabilities                                   3,999,967          5,279,157
   Payable to affiliates                                                            4,211,222          3,074,527
                                                                              ---------------    ---------------

      Total current liabilities                                                    16,780,342         19,868,869

Other noncurrent liabilities                                                        5,602,731          7,480,866
                                                                               --------------    ---------------

      Total liabilities                                                            22,383,073         27,349,735

Parent's equity:
   Advances from Parent                                                            72,929,065         59,290,672
   Parent's accumulated deficit in division                                       (52,858,398)       (26,883,587)
                                                                              ---------------    ---------------

      Total Parent's equity                                                        20,070,667         32,407,085
                                                                              ---------------    ---------------

                                                                              $    42,453,740    $    59,756,820
                                                                              ---------------    ---------------



          The accompanying Notes to Combined Financial Statements are an integral part of these financial statements.

                                      (4)

Lykes Meat Group



Combined Statements of Operations and Parent's Accumulated
Earnings (Deficit) in Division
---------------------------------------------------------------------------------------------------------------


                                                                 For the years ended September 30,
                                                        1996                   1995                  1994
Net sales                                       $      223,058,722      $     258,014,015    $      294,275,707
Cost of sales                                          213,132,787            233,697,749           272,602,575
                                                ------------------      -----------------    ------------------

   Gross profit                                          9,925,935             24,316,266            21,673,132

   Selling, general and administrative                  25,487,673             25,917,229            33,716,317
   Depreciation                                          4,890,345              4,969,588             5,462,047
   Restructuring charge                                  -                      1,376,926             1,436,973
   Impairment loss                                       5,522,728              -                      -
                                                ------------------     ------------------     -----------------

Operating loss before income taxes                     (25,974,811)            (7,947,477)          (18,942,205)
Income taxes                                             -                      -                      -
                                                ------------------     ------------------    ------------------


Net loss                                               (25,974,811)            (7,947,477)          (18,942,205)

Parent's accumulated earnings
 (deficit) in division, beginning
 of year                                               (26,883,587)           (18,936,110)                6,095
                                                ------------------     ------------------    ------------------

Parent's accumulated deficit in
 division, end of year                           $     (52,858,398)    $      (26,883,587)   $      (18,936,110)
                                                 -----------------     ------------------    ------------------



          The accompanying Notes to Combined Financial Statements are an integral part of these financial statements.

                                      (5)

Lykes Meat Group



Combined Statements of Cash Flows
-----------------------------------------------------------------------------------------------------------------


                                                                 For the years ended September 30,
                                                        1996                   1995                  1994
Cash flows from operating activities:
   Net loss                                      $     (25,974,811)     $       (7,947,477)   $      (18,942,205)
   Adjustments to reconcile net loss to cash
    used in operating activities:
      Depreciation                                       4,890,345               4,969,588             5,462,047
      Impairment loss                                    5,522,728                 -                    -
      (Gain) loss on sale of assets                         (1,319)                  5,468               (27,488)
   (Increase) decrease in:
      Accounts receivable                                5,919,143              (2,014,349)            8,256,790
      Other receivables                                     53,157                    (597)                2,523
      Inventories                                        2,816,584              (1,391,454)              905,482
      Prepaid expenses and other current assets            (38,734)               (129,679)               86,936
      Receivable from affiliates                           597,059              (1,105,032)              564,672
      Other assets                                         850,105                (242,535)             (313,884)
   Increase (decrease) in:
      Accounts payable                                  (2,946,032)              1,961,584            (2,376,593)
      Accrued expenses and other current liabilities    (1,279,190)                677,458              (955,614)
      Payable to affiliates                              1,136,695                 669,518               248,936
      Other noncurrent liabilities                      (1,878,135)               (918,786)              960,609
                                                ------------------      ------------------    ------------------

        Net cash used in operating activities          (10,332,405)             (5,466,293)           (6,127,789)
                                                ------------------      ------------------    ------------------


Cash flows from investing activities:
      Capital expenditures                              (3,351,538)             (2,217,803)           (4,676,139)
      Proceeds from sale of property, plant
       and equipment                                        70,039                 295,130               277,630
                                                ------------------      ------------------    ------------------

        Net cash used in investing activities           (3,281,499)             (1,922,673)           (4,398,509)
                                                ------------------      ------------------    ------------------


Cash flows from financing activities:
      Advances from Parent                              13,638,393               7,129,571            10,484,035
                                                ------------------      ------------------    ------------------

        Net cash provided by financing
         activities                                     13,638,393               7,129,571            10,484,035
                                                ------------------      ------------------    ------------------



Net increase (decrease) in cash                             24,489                (259,395)              (42,263)
Cash at beginning of year                                    2,650                 262,045               304,308
                                                ------------------      ------------------    ------------------

Cash at end of year                              $          27,139      $            2,650    $          262,045
                                                ------------------      ------------------    ------------------




          The accompanying Notes to Combined Financial Statements are an integral part of these financial statements.

                                      (6)

Lykes Meat Group

Notes to Combined Financial Statements
September 30, 1996
--------------------------------------------------------------------------------

1. Summary of Significant Accounting Policies:

      Basis of Presentation

      Pursuant to a Purchase Agreement dated November 4, 1996, LMG, Inc., a wholly owned subsidiary of Smithfield Foods, Inc. ("Smithfield"), acquired the operations and substantially all the assets of Lykes Bros. Inc.'s ("LBI" or "Parent") business of processing, distributing and selling pork and other meat products in exchange for $28,278,685 in cash and the assumption of certain liabilities. The final purchase price to be paid is contingent upon any purchase price adjustments made on the November 4, 1996 closing balance sheet, which is anticipated to be completed in early 1997. The assets acquired consist of the meat processing division of LBI and all the stock of Sunnyland, Inc. ("SLI"), Premium Pork, Inc. ("PPI") and LMJ Distribution Center, Inc. ("LMJ") (collectively known as "Lykes Meat Group"). Lykes Meat Group's principal facilities consist of four meat processing plants located in Plant City, Florida; Thomasville, Georgia; Quitman, Georgia; and Moultrie, Georgia. Lykes Meat Group also operates a distribution center in Thomasville, Georgia. LMG, Inc. changed its name to Lykes Meat Group, Inc. after the acquisition.

      Prior to the acquisition, certain accounts of Lykes Meat Group were included in the accounts of LBI and were not presented as those of a separate reporting entity. The accompanying combined financial statements present the financial position, results of operations and cash flows of Lykes Meat Group on a carved out basis as if Lykes Meat Group had been an independent reporting entity for all periods presented.

      The combined statements of operations include all revenues and costs directly attributable to Lykes Meat Group and certain corporate expenses of approximately $7.6 million, $6.9 million and $8.1 million in fiscal years 1996, 1995 and 1994, respectively. Corporate expenses have historically been allocated to Lykes Meat Group based on the nature of the expense. The accompanying combined financial statements include additional expenses that have been allocated, principally on the basis of Lykes Meat Group's sales and Parent's equity in relation to LBI's sales and investments in its other subsidiaries and divisions. Allocated expenses include direct and indirect administrative services provided by LBI and certain of its subsidiaries and divisions, such as employee benefits, human resources, labor relations, corporate taxes, legal services, data processing, customer service, training and other similar overhead costs.

      All of the allocations and estimates in the combined statements of operations are based on assumptions that Lykes Meat Group management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if Lykes Meat Group had operated as a separate entity.


                                      (7)

Lykes Meat Group

Notes to Combined Financial Statements
September 30, 1996
--------------------------------------------------------------------------------


      Use of Estimates

      Lykes Meat Group prepares its financial statements in conformity with generally accepted accounting principles. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclose contingent assets and liabilities at the date of the financial statements and report amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      Principles of Combination

      The combined financial statements include the accounts of SLI, PPI, LMJ and the meat processing division of LBI. All significant intercompany accounts and transactions have been eliminated.

      Cash Management System

      Lykes Meat Group historically participated in LBI's cash management system which provides for reimbursement of certain bank disbursement accounts on a daily basis. As a result, checks issued but not yet presented for payment in the amount of $4,859,437 and $7,013,902 at September 30, 1996 and 1995, respectively, are classified as accounts payable.

      Inventories

      Inventories are stated at the lower of cost or market. Cost is determined by an average cost method and includes all direct and indirect manufacturing costs attributable to production, such as raw materials, labor and overhead. Inventories consist of the following:

                                                September 30,
                                           1996                1995
        Finished goods               $     5,084,273    $     6,356,653
        Work in progress                     918,429          1,533,537
        Raw materials and supplies         6,031,973          6,961,069
                                     ---------------    ---------------


                                     $    12,034,675    $    14,851,259
                                     ---------------    ---------------


      Property, Plant and Equipment

      Property, plant and equipment is recorded at cost and is depreciated over their useful lives; 10-15 years for land improvements, 10-31 years for buildings and improvements and 2-7 years for machinery and equipment, using the straight-line method. When an asset is sold or otherwise retired, the asset and related accumulated depreciation are removed from the accounts and a gain or loss is recorded on its disposition.

                                      (8)

Lykes Meat Group

Notes to Combined Financial Statements
September 30, 1996
--------------------------------------------------------------------------------


      Expenditures for maintenance and repairs are charged to operations as incurred; renewals and improvements are capitalized.

      Prepaid Expenses and Other Assets

      Prepaid expenses and other assets are recorded at cost and include amounts paid for insurance, non-direct response marketing programs and cash surrender value in life insurance policies. The non-direct response marketing programs are prepaid costs for advertisement flyers in retail outlets and a sweepstakes contest, both of which took place in October 1996.

      Earnings Per Share

      Due to the acquisition of Lykes Meat Group by LMG, Inc. and Lykes Meat Group's historical capital structure, earnings per share are not considered meaningful. As a result, no earnings per share amounts are included in these financial statements.

      Income Taxes

      Lykes Meat Group is included in the consolidated federal income tax return filed by its parent. Federal and state income tax provisions are computed as though Lykes Meat Group filed a separate income tax return. Lykes Meat Group recognizes deferred tax assets and liabilities for the expected future tax consequences of the differences between the tax bases of assets and liabilities and their financial reporting amounts at currently enacted tax rates. For the combined statements of cash flows, supplemental disclosures related to cash paid for income taxes are not presented as the amounts paid by Lykes Meat Group cannot be specifically identified.

2.    Impairment of Operating Facilities:

      In conjunction with the sale of Lykes Meat Group to LMG, Inc., Lykes Meat Group recorded a $5,522,728 loss during fiscal 1996 which was attributed to the Plant City and PPI operating facilities. It was determined that the cash flows associated with these facilities were less than the carrying value.

3.    Accrued Expenses and Other Current Liabilities:

                                                        September 30,
                                                  1996                1995
       Accrued severance and vacation        $     1,681,922    $     1,033,677
       Restructuring costs                           -                1,499,500
       Other                                       2,318,045          2,745,980
                                             ---------------    ---------------
                                             $     3,999,967    $     5,279,157
                                             ---------------    ---------------




                                      (9)

Lykes Meat Group

Notes to Combined Financial Statements
September 30, 1996
--------------------------------------------------------------------------------


4.    Other Noncurrent Liabilities:
                                                     September 30,
                                               1996                1995
        Accrued workers' compensation     $     2,390,875    $     2,286,586
        Management Security Plan                1,844,779          2,234,103
        Other                                   1,367,077          2,960,177
                                          ---------------    ---------------

                                          $     5,602,731    $     7,480,866
                                          ---------------    ---------------


5.    Income Taxes:

      Income taxes consist of the following components:


                                                                 For the years ended September 30,
                                                        1996                   1995                  1994
      Deferred
        Federal                                  $       8,738,795      $        2,692,657    $        6,411,627
        State                                              899,227                 277,076               659,760
                                                 -----------------      ------------------    ------------------

                                                         9,638,022               2,969,733             7,071,387
      Change in valuation allowance                     (9,638,022)             (2,969,733)           (7,071,387)
                                                ------------------      ------------------    ------------------

                                                 $        -             $         -           $         -
                                                ------------------      ------------------    ------------------


      Lykes Meat Group's effective tax rate approximates the statutory federal and state rates for all three years. For all periods presented, no tax benefit for future deductible amounts and carryforwards has been recorded by Lykes Meat Group. It was determined that the tax benefit for income taxes currently refundable could not be realized by Lykes Meat Group if Lykes Meat Group had been a separate taxpayer. Deferred income taxes primarily relate to the following:

                                                        September 30,
                                                 1996                1995
      Net operating loss carryforwards      $    21,172,191    $    12,646,424
      Accrued expenses                            3,071,067          4,038,546
      Loss on impairment of assets                2,071,023            -
      Bad debt reserves                             448,845            911,250
      Depreciation                               (1,374,628)        (1,770,181)
      Other                                        (119,825)          (195,388)
                                            ---------------    ---------------

                                                 25,268,673         15,630,651
         Deferred asset valuation allowance     (25,268,673)       (15,630,651)
                                            ---------------    ---------------

                                            $      -           $      -
                                            ---------------    ---------------


      As of September 30, 1996 and 1995, Lykes Meat Group has net operating loss carryforwards of approximately $56.5 million and $33.7 million, respectively, which are available to offset future taxable income through 2011. A deferred asset valuation was

                                      (10)

Lykes Meat Group

Notes to Combined Financial Statements
September 30, 1996
--------------------------------------------------------------------------------


      provided as of September 30, 1996 and 1995 since the utilization of the net operating loss carryforwards could not be assured in the future.

      Since LMG, Inc. purchased the assets of the meat processing division of LBI, any net operating loss carryforwards attributable to the meat processing division will remain with LBI. The amount of net operating loss carryforwards attributable to SLI, PPI and LMJ will be subject to an annual limitation in accordance with Section 382 of the Internal Revenue Code.

6.    Pension and Other Retirement Plans:

      Benefit Plans

      Lykes Meat Group employees participated in various benefit plans provided by LBI, including health and life insurance, retirement savings, and a non-contributory defined benefit plan that cover most full-time employees. Additionally, a non-qualified contributory plan (Management Security Plan) was provided for certain insurable key managers. The cost of these plans was allocated to Lykes Meat Group, principally on the basis of Lykes Meat Group's sales and Parent's equity in relation to LBI's sales and investments in its other subsidiaries and divisions. Lykes Meat Group management believes this allocation is reasonable; however, the costs allocated to Lykes Meat Group are not necessarily indicative of the benefit plan costs that would have been incurred if Lykes Meat Group had operated as a separate entity.

      LBI makes payments on behalf of Lykes Meat Group under a labor contract into a multi-employer pension plan trust established for its union employees at the Plant City facility. Under ERISA, as amended by the Multi-Employer Pension Plan Amendments Act of 1980, an employer is liable for a proportionate share of the plan's unfunded vested benefits. As of the most recent Annual Return filing on Form 5500 for the period July 1, 1994 through June 30, 1995, the plan reported a current value of plan assets in excess of the actuarial present value of accumulated benefits. The relative position of each employer with respect to actuarial present value of accumulated benefits and net assets available for benefits, however, is not available to Lykes Meat Group. As a result of the sale of Lykes Meat Group, LBI no longer participates in this plan. LMG, Inc. has assumed liability for funding the plan on a prospective basis.

      Postretirement Benefits

      LBI provides medical, dental and life insurance benefits to retirees of Lykes Meat Group and their survivors. Benefits under these plans were allocated to Lykes Meat Group, principally on the basis of Lykes Meat Group's sales and Parent's equity in relation to LBI's sales and investments in its other subsidiaries and divisions. Lykes Meat Group management believes this allocation is reasonable; however, the costs allocated are not necessarily indicative of the postretirement benefit costs that would have been incurred if Lykes Meat Group had operated as a separate entity.


                                      (11)

Lykes Meat Group

Notes to Combined Financial Statements
September 30, 1996
--------------------------------------------------------------------------------

7.    Related Party Transactions:

      Lykes Meat Group, through the normal course of business, is charged various administrative services such as employee benefits, human resources, labor relations, corporate taxes, legal services, data processing, customer service, training, insurance coverage, selling and delivery costs by LBI and certain of its subsidiaries and divisions. Such related party services were $15,468,330, $16,398,165 and $17,075,064 for the years ended September 30, 1996, 1995, and 1994, respectively.

      In conjunction with LBI's cash management system, Lykes Meat Group obtains funds from LBI to assist in funding its operations. Such advances are recorded in Lykes Meat Group's combined financial records as advances from parent. Certain assets and liabilities related to pension and other retirement plans (Note 6) have been reclassified from advances from parent to properly present the associated asset or liability in these stand alone financial statements. During the fiscal years ended September 30, 1996, 1995 and 1994, the average advances from LBI were $66,109,869, $55,725,887 and $46,919,084, respectively. Interest expense related to these advances is not reflected in the financial statements as LBI does not charge its subsidiaries interest for proceeds advanced to them.

8.    Restructuring of Operations:

      On August 3, 1994, Lykes Meat Group adopted a plan to restructure its Plant City and Thomasville operations including the following: significant realignment and downsizing of operations, refurbishment of the Thomasville operations, elimination of low margin and unprofitable product lines and a partial shut-down of the Plant City operating facility. The scope of this initial plan was expanded on July 17, 1995 to further consolidate and down-size operations. The restructuring resulted in the termination of approximately 340 hourly and salaried employees over the two-year period. In connection with these restructuring plans, Lykes Meat Group recorded charges to earnings of $1,376,926 and $1,436,973 in fiscal years ended September 30, 1995 and 1994, respectively. The charges provided for severance costs of approximately $1,370,000 and $730,000 in 1995 and 1994, respectively, and the write off of obsolete equipment and inventory of approximately $700,000 in fiscal 1994.


                                      (12)

                    SMITHFIELD FOODS, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)



                                                                  Historical
                                                                  ----------
                                                           Smithfield   Lykes Meat
(In thousands)                                               Foods        Group        Pro Forma
                                                            Oct. 27,    Sept. 30,    Adjustments   Pro Forma
                                                             1996         1996         (Note 2)     Combined
                                                          -----------  ----------   ------------   ---------
ASSETS
Current assets:
   Cash                                                   $ 21,733    $      27    $     (25)(a)  $   21,735
   Accounts receivable, net                                181,529        9,129          (12)(a)     190,646
   Inventories                                             279,670       12,035          (46)(a)     291,659
   Advances to joint hog production
     arrangements                                            7,632            -            -           7,632
   Other current assets                                     36,076          324           (3)(a)      36,397
                                                           --------    ---------    ---------      ----------
      Total current assets                                 526,640       21,515          (86)        548,069

Net property, plant and equipment                          389,539       20,491       12,193 (b)     407,021
                                                                                     (15,202)(c)
Other assets                                                82,407          448        2,800 (d)      88,967
                                                                                        (432)(e)
                                                                                       7,000 (f)
                                                                                      (3,256)(c)
                                                          --------     --------     --------       ---------
                                                          $998,586     $ 42,454     $  3,017      $1,044,057
                                                          ========     ========     ========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Notes payable                                          $122,500     $      -     $ 31,973 (g)  $  154,473
   Current portion of long-term debt and capital
     lease obligations                                      10,757            -            -          10,757
   Accounts payable                                        154,679       12,780          (36)(a)     163,729
                                                                                      (3,694)(g)
   Accrued liabilities                                     102,705        4,000          263 (a)     107,153
                                                                                         185 (h)
                                                          --------     --------     --------        --------
      Total current liabilities                            390,641       16,780       28,691         436,112

Long-term debt and capital lease obligations               266,856            -                      266,856
Other noncurrent liabilities:
   Pension and post-retirement benefits                     53,509            -            -          53,509
   Other                                                    15,961        5,603       (5,603)(e)      15,961
                                                          --------     --------     --------      ----------
      Total other non-current liabilities                   69,470        5,603       (5,603)         69,470
                                                          --------     --------     --------      ----------
Preferred stock                                             20,000            -            -          20,000
Common stockholders' equity                                251,619       20,071      (20,071)(i)     251,619
                                                          --------     --------     --------      ----------
                                                          $998,586     $ 42,454     $  3,017      $1,044,057
                                                          ========     ========     ========      ==========


See the accompanying Notes to Pro Forma Consolidated Financial Statements.


                                      (13)

                    SMITHFIELD FOODS, INC. AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)


                                                             Historical
                                                             ----------
                                                      Smithfield    Lykes Meat
                                                         Foods         Group
                                                       26 Weeks      6 Months
                                                         Ended         Ended       Pro Forma
                                                        Oct. 27,     Sept. 30,    Adjustments     Pro Forma
(In thousands)                                            1996         1996         (Note 3)      Combined
                                                      ----------    ----------    -----------    ---------
Sales                                                 $1,862,096    $   91,163    $   (3,867)(j) $1,949,392
Cost of sales                                          1,729,757        87,092        (3,867)(j)  1,812,982
                                                      ----------    ----------    ----------     ----------
   Gross profit                                          132,339         4,071             -        136,410

Selling, general and administrative expenses              86,873        14,713            94 (k)     98,729
                                                                                      (2,951)(l)
Depreciation expense                                      17,105         2,511          (536)(m)     19,080
Interest expense                                          13,100             -         1,048 (n)     14,148
Impairment loss                                                -         5,523        (5,523)(o)          -
                                                      ----------    ----------    ----------      ---------
   Income (loss) before taxes                             15,261       (18,676)        7,868          4,453
                                                                                       3,061 (p)
   Income taxes                                            5,498             -        (7,265)(q)      1,294
                                                      ----------    ----------    ----------     ----------

   Net income (loss)                                  $    9,763    $  (18,676)   $   12,072     $    3,159
                                                      ==========    ==========    ==========     ==========


Net income available to common stockholders           $    9,088                                 $    2,484
                                                      ==========                                 ==========

Net income per common share                           $     0.49                                 $     0.13
                                                      ==========                                 ==========

Weighted average common shares outstanding                18,643                                     18,643
                                                      ==========                                 ==========




See the accompanying Notes to Pro Forma Consolidated Financial Statements.


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



                    SMITHFIELD FOODS, INC. AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)


                                                               Historical
                                                        ------------------------
                                                        Smithfield    Lykes Meat
                                                           Foods         Group
                                                           Year        12 Months
                                                           Ended         Ended        Pro Forma
                                                         April 28,     March 31,     Adjustments     Pro Forma
(In thousands)                                             1996          1996         (Note 3)       Combined
                                                        ----------    ----------     -----------    ---------
Sales                                                   $2,383,893    $  256,958     $  (10,820)(j) $2,630,031
Cost of sales                                            2,203,626       243,717        (10,820)(j)  2,436,523
                                                        ----------    ----------     ----------     ----------
   Gross profit                                            180,267        13,241              -        193,508

Selling, general and administrative expenses               103,095        23,261            187 (k)    120,640
                                                                                         (5,903)(l)
Depreciation expense                                        25,979         4,769         (1,074)(m)     29,674
Interest expense                                            20,942             -          2,201 (n)     23,143
Restructuring charge                                             -         1,418              -          1,418
                                                        ----------    ----------     ----------     ----------
   Income (loss) from continuing operations
      before taxes                                          30,251       (16,207)         4,589         18,633
                                                                                          1,785 (p)
Income taxes                                                10,465             -         (6,305)(q)      5,945
                                                        ----------    ----------     ----------     ----------

Income (loss) from continuing operations                $   19,786    $  (16,207)    $    9,109     $   12,688
                                                        ==========    ==========     ==========     ==========

Income from continuing operations available
   to common stockholders                               $   18,634                                  $   11,536
                                                        ==========                                  ==========

Income from continuing operations
   per common share                                     $     1.06                                  $     0.66
                                                        ==========                                  ==========

Weighted average common shares outstanding                  17,530                                      17,530
                                                        ==========                                  ==========



See the accompanying Notes to Pro Forma Consolidated Financial Statements.



                                      (15)

                    SMITHFIELD FOODS, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1)  Basis of Reporting
The unaudited Pro Forma Consolidated Financial Statements of Smithfield Foods, Inc. and subsidiaries (the "Company") are provided to give effect to the acquisition on November 4, 1996, of the operations and substantially all of the assets of Lykes Bros. Inc.'s ("LBI") business of processing, distributing and selling pork and other meat products in exchange for $28.3 million in cash and the assumption of certain liabilities. The cash purchase price is subject to post-closing adjustments made on the November 4, 1996 closing balance sheet. The Company expects that the purchase price adjustment will be determined on or before February 3, 1997 and that such adjustment will not result in a material change to the purchase price. The assets acquired consist of the meat processing division of LBI and all of the stock of Sunnyland, Inc., Premium Pork, Inc. and LMJ Distribution Center, Inc. (collectively the "Lykes Meat Group").

The pro forma information is based on the historical financial statements of the Company and Lykes Meat Group giving effect to the acquisition under the purchase method of accounting. The pro forma information does not purport to be indicative of the combined historical or future results of operations or financial position that would have been or will be reported had the assumptions and adjustments been transacted as described below.

The pro forma combined balance sheet as of October 27, 1996 (September 30, 1996 for Lykes Meat Group) presents the financial position of the Company assuming the acquisition had been completed as of that date. The pro forma combined statements of operations for the year ended April 28, 1996 (for the twelve months ended March 31, 1996 for Lykes Meat Group) and for the twenty-six weeks ended October 27, 1996 (for the six months ended September 30, 1996 for Lykes Meat Group) present the results of operations of the combined entities assuming that the acquisition had been completed as of the beginning of the respective periods.

The Pro Forma Consolidated Financial Statements should be read in conjunction with the Company's Annual Report for the fiscal year ended April 28, 1996, the Company's unaudited financial statements for the twenty-six weeks ended October 27, 1996, and the accompanying historical financial statements and notes of Lykes Meat Group for the year ended September 30, 1996.

(2)  Consolidated Balance Sheet Pro Forma Adjustments
The Pro Forma Consolidated Balance Sheet gives effect to the adjustments described below.

     (a) To adjust assets acquired and liabilities assumed in accordance with the Purchase Agreement.
     (b) To adjust the carrying value of property, plant and equipment to an independently appraised fair market value.

                                      (16)

     (c) To appropriately reduce the value of noncurrent assets to reflect the net purchase price in accordance with the purchase method of accounting.
     (d)     To record deferred tax assets at fair value in accordance with APB
             16.
     (e) To eliminate carved out items on the Combined Balance Sheets which were not assets acquired or liabilities assumed in accordance with the Purchase Agreement. These items are primarily certain employee benefit accruals that will remain on LBI's books.
     (f) To adjust the carrying value of tradenames and trademarks to estimated fair value.
     (g) To record the borrowing under the Company's revolving credit facility to pay the $28.3 million cash portion of the purchase price and the payment of $3.7 million of liabilities funded at closing.
     (h) To reflect, at fair value, certain other liabilities consistent with the Company's accounting policies.
     (i)     To eliminate the equity of Lykes Meat Group.

(3) Consolidated Statements of Operations Pro Forma Adjustments
The Pro Forma Consolidated Statements of Operations give effect to the adjustments described below.

     (j)  To eliminate estimated intercompany sales.
     (k) To adjust for changes in amortization expense for the related periods associated with the change in value of trademarks and tradenames as a result of applying the purchase method of accounting.
     (l) To adjust for the estimated difference between the allocation of expenses for services provided by LBI and the expected cost that would have been incurred had Lykes Meat Group and the Company provided the same services.
     (m) To adjust for changes in depreciation expense for the related periods associated with the change in values for property, plant and equipment as a result of applying the purchase method of accounting.
     (n) To record the interest cost related to the $28.3 million cash portion of the purchase price and the payment of $3.7 million of liabilities funded at closing, borrowed under the Company's revolving credit facility. The weighted average interest rate is 6.6% and 6.9% for the twenty-six weeks ended October 27, 1996 and the year ended April 28, 1996, respectively, reflecting the Company's actual borrowing rates during those periods.
     (o) To eliminate the impairment loss which would have been reflected in the beginning balance sheet in accordance with the purchase method of accounting.
     (p) To record the tax effect of the pro forma adjustments at the marginal tax rate of 38.9%.
     (q) To reflect the marginal tax rate of 38.9% on Lykes Meat Group's historical loss which would have been realized as part of the consolidated group.


                                      (17)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SMITHFIELD FOODS, INC.



                                                     Aaron D. Trub
                                                     Vice President, Secretary
                                                     and Treasurer

Date:  January 17, 1997



                                      (18)

                                 EXHIBIT INDEX


         The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-K.

EXHIBIT                                                                PAGE

  2.1   Purchase Agreement dated as of November 4, 1996, among Lykes
   Bros. Inc., Sunnyland, Inc., Premium Pork, Inc., LMJ Distribution
   Center, Inc., and  Smithfield Foods, Inc.                              *

 23.1   Consent of Independent Certified Public Accountants              20


* Exhibit 2.1 was previously submitted with the filing dated November 18, 1996.


                                      (19)